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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549



                                      FORM 8-K

                                   CURRENT REPORT



       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): February 6, 1998
                                                  ----------------


                               FINE HOST CORPORATION
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)



          DELAWARE                      000-28590                06-1156070
----------------------------        ----------------        -------------------
(State of other jurisdiction        (Commission File           (IRS Employer
      of incorporation)                  Number)            Identification No.)



3 GREENWICH OFFICE PARK, GREENWICH, CT                  06831
----------------------------------------               --------
(Address of principal executive offices)               Zip Code



Registrant's telephone number, including area code: (203) 629-4320
                                                    --------------


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ITEM 5.   OTHER EVENTS
          ------------

     On February 6, 1998, Fine Host Corporation (the "Company") issued a press release announcing that it will restate its financial statements for fiscal years 1994 through 1996, and for the nine months ended September 24, 1997. As a result of the restatement, the Company will report pre-tax losses of approximately $1.6 million for 1994; $4.3 million for 1995; $6.3 million for 1996; and $11.4 million for the nine months ended September 24, 1997. The Company announced that the restatement will include a cumulative negative adjustment of $2.8 million for years prior to 1994. Interim results for 1997 are unaudited. The restatements resulted from the discovery in December 1997 of certain errors in the Company's accounting practices and procedures. A copy of the Company's press release and restated financial statements are filed as exhibits to this Form 8-K.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

(c) Exhibits:

          The following Exhibits are filed as part of this report.

          Exhibit 99.1   Press Release of the Company dated February 6, 1998

          Exhibit 99.2 Restated Financial Statements of the Company for the years 1994 through 1996 and the Nine Months Ended September 24, 1997.


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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FINE HOST CORPORATION




Dated:  February 6, 1998                By:       /s/ Randy B. Spector
                                                  --------------------
                                        Name:     Randy B. Spector
                                        Title:    President
                                                  Chief Operating Officer


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                                    EXHIBIT INDEX

EXHIBIT
-------

Exhibit 99.1   Press Release of the Company dated February 6, 1998
Exhibit 99.2 Restated Financial Statements of the Company for the years 1994 through 1996 and the Nine Months Ended September 24, 1997.


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